INDEX LICENSE AGREEMENT AMENDMENT

THIS INDEX LICENSE AGREEMENT AMENDMENT (this “Amendment”) is made as of February 27, 2023 (the “Effective Date”), by and between Global X Management Company LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Licensor”), and Global X Funds, a Delaware statutory trust (the “Licensee”). Licensor and Licensee are referred to in this Agreement singly as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties have entered into an Index License Agreement dated April 15, 2022 (the “Original Agreement”) and pursuant to Section 8 of the Original Agreement the Parties wish to amend Exhibit A and Exhibit B thereto pursuant to the conditions set forth herein;
NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
1. Exhibit A and Exhibit B are hereby deleted in their entirety and replaced with Exhibit A and Exhibit B hereto.

2. Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Original Agreement. In the event of a conflict between the terms hereof and the Original Agreement, this Amendment shall control.

3. As hereby amended and supplemented, the Original Agreement shall remain in full force and effect.

4. The Original Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Index License Agreement Amendment as of the day and year first above written.

Global X Management Company LLC
By:	/s/ Susan Lively
Name: Susan Lively
Title: General Counsel

Global X Funds
By:	/s/ Susan Lively
Name: Susan Lively
Title: Secretary

EXHIBIT A

Global X Metaverse Index
Global X PropTech Index
Global X U.S. Cash Flow Kings 100 Index
Global X Gold Income Index
Global X U.S. High Yield Preferred Index

EXHIBIT B

Global X Metaverse ETF
Global X PropTech ETF
Global X U.S. Cash Flow Kings 100 ETF
Global X Gold Income ETF
Global X SuperIncome™ Preferred ETF
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